Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-41672


                                 PROXY STATEMENT
                             RECONFIRMATION OFFERING
                                   PROSPECTUS

                         ABOVE AVERAGE INVESTMENTS, LTD.

                        2,500,000 SHARES OF COMMON STOCK
                                 $.05 PER SHARE

                              PROSPECTUS SUPPLEMENT
                             DATED FEBRUARY 27, 2002
                    TO THE PROSPECTUS DATED FEBRUARY 14, 2002

     On February 21, 2002, $125,000.00 in proceeds were released from escrow, and the certificates representing 2,500,000 shares were released for distribution to reconfirming shareholders in the Rule 419 offering. 100% of the investors in the Rule 419 offering that closed on November 28, 2000 reconfirmed their investment in our company.